UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GROWGENERATION, CORP.

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GROWGENERATION, CORP.

1000 W Mississippi Ave

Denver, CO 80223

(800) 935-8420

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2020

To the Stockholders of GrowGeneration, Corp.:

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of GrowGeneration, Corp., a Colorado corporation (the “Company”), will be held on Monday, May 11, 2020 at 4:00 p.m., Eastern Daylight Time, at the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, NY 10017.* Stockholders may also attend the Annual Meeting via teleconference (without the option to vote) by dialing 888-664-6383; access code: 30609642.

The Annual Meeting will be for the following purposes:

1.	To elect five (5) directors to the Board of Directors of the Company to serve until the Company’s 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To approve and ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2020 and for the fiscal year then ending;

3.	To approve and ratify the amendment and restatement of the Company’s 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000; and

4.	To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on March 12, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.  In the event that there are insufficient shares present in person or represented by proxy at the Annual Meeting in order to obtain a quorum, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

ALL STOCKHOLDERS AS OF MARCH 12, 2020 ARE CORDIALLY INVITED TO ATTEND THE MEETING.  HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING.  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.  VOTING OVER THE INTERNET, BY TELEPHONE OR BY MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,	* As part of our precautions regarding the coronavirus (or COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this approach, we will announce the decision to do so in advance.

Darren Lampert, Chief Executive Officer Denver, CO March 27, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, MAY 11, 2020

The Notice of the 2020 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2019 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of GrowGeneration, Corp. (“GrowGeneration” or the “Company”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof.  The Annual Meeting is scheduled to be held on Monday, May 11, 2020 at 4:00 p.m., Eastern Daylight Time, at the offices of Robinson & Cole LLP, 666 Third Avenue, 20th Floor, New York, NY 10017.  Stockholders may also attend the Annual Meeting via teleconference (without the option to vote) by dialing 888-664-6383; access code: 30609642. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend the Annual Meeting in person in order to vote.

When is this Proxy Statement first being sent or given to stockholders?

We will begin mailing the Notice of the 2020 Annual Meeting of Stockholders (the “Notice”) on or about March 30, 2020 to holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as of the close of business on March 12, 2020 (the “Record Date”). As indicated in the Notice, this Proxy Statement and other materials are available on the Internet at www.proxyvote.com. Stockholders may request to receive a full package of the proxy materials by following the instructions included in the Notice.

Who is entitled to vote at the Annual Meeting?

Holders of record of GrowGeneration’s Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  On the Record Date, there were 38,130,408 shares of Common Stock issued and outstanding.

What is the quorum for the meeting?

The presence, in person or by proxy, of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes (described below) will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as present for any other purpose.  No business may be conducted at the Annual Meeting if a quorum is not present.  If less than one-third of outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.  Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting).

How many votes do I have?

Each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.

How do stockholders of record vote?

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:

1. Over the Internet — If you have Internet access, you may go to at www.proxyvote.com and complete the electronic proxy card.  You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message.  Your shares will be voted according to your instructions.

2.  By Telephone — You may authorize the voting of your shares by calling 1-800-690-6903.  You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message.  Your shares will be voted according to your instructions.

3. By Mail — If you have chosen to receive a full package of proxy materials which include a proxy card, you may mail the proxy card by following the instructions set forth in the proxy card. You may use the postage prepaid envelope provided in the package to mail the proxy card.  Your shares will be voted according to your instructions.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board.  Unsigned proxy cards will not be voted.

4. In Person at the Meeting — If you attend the Annual Meeting in person, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which GrowGeneration will provide to you at the Annual Meeting.  To vote in person, you will need to bring proof of identity to be allowed entry into the meeting.

How do I vote my shares in person if they are held by my broker?

If you hold your shares of Common Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution.  If you hold shares of Common Stock in street name and wish to vote in person at the meeting, you must present a legal proxy validating your ownership of the shares of Common Stock that you intend to vote from your bank, broker or other nominee that held your shares of Common Stock as of the Record Date.  You will also need proof of identity for entrance to the meeting.

Can I attend the meeting via remote communication?

At the date of this Proxy Statement, the COVID-19 continues to spread around the world and throughout the United States, including New York State. We are facing an unpredictable and volatile situation with respect to the progress of this virus, which has been classified as a global pandemic. The health and safety of our stockholders and employees are of paramount concern to our Board of Directors and management.

To minimize the risk to stockholders and employees, we are encouraging all stockholders to access the Annual Meeting via teleconference by dialing the phone number as presented in the Notice of Annual Meeting provided with the enclosed proxy materials, rather than attend the meeting in person.

We are closely monitoring developments with the COVID-19 pandemic, and we are planning for the possibility that the Annual Meeting may be held solely by means of teleconference. If we take this approach, we will announce the decision to do so in advance. Please note that stockholders will not be able to vote or revoke a proxy through the teleconference, nor participate actively. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete the electronic proxy card at www.proxyvote.com or vote your shares following the instructions provided under the above section “How do stockholders of record vote?”, or through your broker, bank or other financial institution.

What am I voting on?

At the Annual Meeting, GrowGeneration's stockholders will be asked:

1.	To elect Michael Salaman, Darren Lampert, Stephen Aiello, Sean Stiefel and Paul Ciasullo to the Board of Directors of the Company to serve until the Company’s 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To approve and ratify the appointment of Plante & Moran, PLLC (“Plante & Moran”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2020 and for the fiscal year then ending;

3.	To approve and ratify the amendment and restatement of the Company’s 2018 Equity Incentive Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000; and

4.	To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for the proposals?

Proposal 1 – Election of Directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.  This means that the five nominees who receive the most affirmative votes will be elected to the Board of Directors.

Proposal 2 – Approval and Ratification of Plante & Moran as the Company’s Independent Auditor for the 2020 Fiscal Year

If a quorum is present, the approval and ratification of the appointment of Plante & Moran as the Company’s independent registered public accounting firm for the 2020 fiscal year will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

Proposal 3 – Approval and Ratification of the Amendment and Restatement of the Company’s 2018 Equity Incentive Plan

If a quorum is present, the approval and ratification of the amendment and restatement of the Company’s 2018 Equity Incentive Plan will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Colorado law, abstentions are counted as present for purposes of determining the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions will have no effect on Proposal 1 – the election of the five director nominees named in this Proxy Statement, as this proposal is decided by a plurality of the votes cast.  Abstentions will also have no effect on Proposals 2 and 3 since only votes “For” or “Against” a nominee will be counted for these proposals.

Broker “non-votes”

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” such as ratification of the independent auditing firm, but may not vote those shares with respect to “non-routine” matters, such as election of directors and amendment to an equity incentive plan.

Pursuant to Colorado law, broker non-votes will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as present for any other purpose.  As a result, broker non-votes will not have any effect on the approval of the proposals contained in this Proxy Statement.

What happens if I submit or return my proxy card without voting?

If you properly submit your proxy via the Internet or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions.  If you properly submit your proxy with no direction, the proxy will be voted “FOR” the proposals as recommended by the Board of Directors.

Can I change my vote after I have voted?

If you have submitted a proxy pursuant to this solicitation, you may revoke such proxy at any time prior to its exercise by:

●	written notice delivered to Chief Financial Officer of GrowGeneration, Corp., 1000 W Mississippi Ave, Denver, CO 80223;

●	executing and delivering a proxy with a later date;

●	submitting an Internet or telephone vote with a later date; or

●	attending the Annual Meeting and voting in person.

With respect to Internet and telephone votes, the last vote transmitted will be the vote counted.  Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank or other nominee pursuant to the instructions you have received from them.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this Proxy Statement.  However, the Company may retain a proxy solicitor if it appears reasonably likely that it may not obtain a quorum to conduct the Annual Meeting.  In addition, the Company’s directors, officers and employees may solicit proxies in person and by telephone or facsimile; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held as of the Record Date by them.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement, will be borne by the Company.

How do I obtain a list of GrowGeneration’s stockholders?

A list of GrowGeneration’s stockholders as of the Record Date for the Annual Meeting will be available for inspection at the Annual Meeting and at GrowGeneration’s corporate headquarters, located at 1000 W Mississippi Ave, Denver, CO 80223, during normal business hours during the 10-day period immediately prior to the Annual Meeting.

How do I submit a proposal for the 2021 Annual Meeting of Stockholders?

For a stockholder proposal to be considered for inclusion in GrowGeneration’s 2021 Annual Meeting of Stockholders, it must be submitted in writing together with proof of stock ownership and received by GrowGeneration’s Chief Financial Officer no later than January 1, 2021.

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PROPOSAL NO. 1:  ELECTION OF DIRECTORS

The Board of Directors has nominated Michael Salaman, Darren Lampert, Stephen Aiello, Sean Stiefel and Paul Ciasullo to stand for election to the Board of Directors of GrowGeneration, each to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified.  The following director nominees are incumbent directors: Michael Salaman, Darren Lampert, Stephen Aiello and Sean Stiefel.

If elected, the nominees for director will serve until the 2021 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Set forth below is biographical information for each person nominated for election to the Board of Directors, including a description of the experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director of GrowGeneration, in light of GrowGeneration’s business strategy, prospects and structure.  The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

Nominees for Director

Name	Age
Darren Lampert	59
Michael Salaman	57
Stephen Aiello	59
Sean Stiefel	32
Paul F. Ciasullo, Jr.	61

Darren Lampert has been our Chief Executive Officer and a Director since our inception in 2014. Mr. Lampert began his career in 1986 as a founding member of the law firm of Lampert and Lampert (1986-1999), where he concentrated on securities litigation, NASD (now FINRA) compliance and arbitration and corporate finance matters. Mr. Lampert has represented clients in actions and investigations brought before government agencies and self-regulatory bodies. Mr. Lampert spent 15 years working as a portfolio manager and proprietary trader at Schonfeld Securities (1999-2005), Schottenfeld Group (2007) and Incremental Capital (2008-2010). From 2010 to 2014, Mr. Lampert was a private investor. Mr. Lampert graduated in 1982 with a Bachelor of Science degree in business administration from Ithaca College. Mr. Lampert received a JD from Bridgeport University School of Law in 1985. Mr. Lampert was admitted to practice law in New York in 1986 and is also admitted to practice before the United States District Courts for the Southern and Eastern Districts of New York.

Michael Salaman has been our President and a Director since our inception. Mr. Salaman served as the Chairman of Skinny Nutritional Corp. from January 2002 to March 2014 and as Chief Executive Officer and President of Skinny Nutritional Corp. from June 2010 to March 2014. He also served as Chief Executive Officer of Skinny Nutritional Corp. Skinny Nutritional Corp. filed for Chapter 11 Bankruptcy protection in 2013 and the assets were sold to a private equity firm in March 2014. Mr. Salaman has over 20 years’ experience in the area of start-ups, new product development, distribution and marketing. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing company in the United States from 1985-1993. From 1995-2001, Mr. Salaman started a Digital Media company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. In 2002, Mr. Salaman became the principal officer of that entity and directed its operations as a marketing and distribution company and in 2005 focused its efforts in the enhanced water business. Mr. Salaman received a Bachelor of Business Administration degree in business from Temple University in 1986.

Stephen Aiello has been a Director of the Company since May 2014. Mr. Aiello was a partner at Jones and Company from 2004-2008. From 2001-2003, he worked at 033 Asset Management. From 1986-2001, he was a partner at Montgomery Securities. Mr. Aiello received a B.A. in Psychology from Ithaca College and an MBA from Fordham University. Since 2010, Mr. Aiello has been a private investor and owner of real estate properties.

Sean Stiefel has been a Director of the Company since January 2018. Mr. Stiefel founded Navy Capital LLC in 2014, where he is currently a Portfolio Manager and is responsible for all aspects of stock selection, investment due diligence and portfolio construction. Mr. Stiefel launched the Navy Capital Green Fund, LP in 2017 as a global public equity focused cannabis dedicated fund. Navy Capital has been involved in cannabis related investing since early 2016. Prior to founding Navy Capital, Mr. Stiefel was a research analyst and trader for Northwoods Capital Management Partners, a global equity fund with a fundamental value and special situations investment strategy. Mr. Stiefel had previously served as an associate within an equity long/short fund at Millennium Partners, and he began his career as an equities trading analyst for Barclays Capital. He is a graduate of the University of Southern California’s Marshall school of Business.

Paul Ciasullo has been a board member of Leafline Labs, LLC since 2018, which is a provider, manufacturer and distributor of medical cannabis in Minnesota. In 2010, Mr. Ciasullo founded Wallstreet Research Solutions, LLC, which provided sales, marketing and customer account services primarily in partnership with and to build a fixed income research firm specializing in bond and loan covenants called Covenant Review, LLC (with which he had been working to build the business since 2007).  Covenant Review and Wallstreet Research Solutions merged and later re-branded as Fulcrum Financial Data LLC and Mr Ciasullo acted as President of Global Marketing and Sales and was a board member from 2014 to 2018 when the company was sold to Fitch Ratings Services.  While working with Covenant Review, Mr. Ciasullo built a sales force in the U.S. and London including assimilation of the purchase of a UK company Capital Structure Ltd where he was also on the Board.  From 2005 to 2006, Mr. Ciasullo was a Managing Director at Soleil Securities Group Inc., responsible for developing a strategy for bringing alternative research such as industry knowledge into a stock research environment. In 2000, Mr. Ciasullo was a founder of and acted as President of CreditSights, Inc., an institutional investment research firm specializing in fixed income research for institutional investors where, until 2004, he built a global salesforce after overseeing the design and build of the original website which was amongst the first in the industry to deliver research over the internet. Prior to that, Mr Ciasullo held a number of Managing Director positions as head of trading at large brokerage firms.  Mr. Ciasullo graduated from Brown University in 1981 with a Bachelor of Arts in Economics and International Relations.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE

General

The Company’s bylaws provide that the size of the Board of Directors shall be determined from time to time by resolution of the Board of Directors but shall not consist of less than one director nor more than ten.  The Board of Directors currently has five members: Michael Salaman, Darren Lampert, Stephen Aiello, Sean Stiefel and Peter Rosenberg.

Mr. Rosenberg indicated that he did not wish to be nominated for election to the Board at the Annual Meeting, and accordingly Paul Ciasullo is being nominated to replace Mr. Rosenberg on the Board. If and upon Mr. Ciasullo’s election to the Board at the Annual Meeting, Mr. Ciasullo will be appointed to take the place of Mr. Rosenberg to serve on the following committees of the Board: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Director Compensation

Other than stock options, directors of the Company do not receive any other compensation for services rendered as directors.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board of Directors selects management of the Company, monitors management and performance of the Company, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews the Company’s business strategy and approves its budget. In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to management, external auditors and outside advisers.

Director Independence

The Company currently maintains a board of directors that is composed of a majority of “independent” directors within the meaning of the rules of Nasdaq Capital Market.

The Board of Directors examines the independence of the directors annually. For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship with the Company or any of its affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent if, among other things, the director has:

●	Been employed by the Company or its affiliates at any time in the current year or during the past three years;

●	Accepted any payments from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for board services, retirement plan benefits, or non-discretionary compensation);

●	An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

●	Been a partner, controlling shareholder or an executive officer of any “for profit” business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;

●	Been employed as an executive officer of another entity where any of the Company’s executive officers serve on that entity’s compensation committee; or

●	Been, or has a family member been, employed as a partner or employee of the Company’s outside auditors in any of the receding three years.

Board Meetings

During the fiscal year ended December 31, 2019, the Board of Directors held eight meetings, including meetings conducted by teleconference. No director attended less than 75% of all board meetings and all meetings of the committees on which they served during the fiscal year ended December 31, 2019.

All current Board members and all nominees for election to the Board of Directors are encouraged to attend the Annual Meeting, either in person or by teleconference.

Board Committees

Audit Committee

The Company’s Audit Committee is comprised of, Stephen Aiello (Chairman), Sean Stiefel and Peter Rosenberg as of the date of this Proxy Statement. The Board has determined that all of Messrs. Aiello, Stiefel and Rosenberg are independent directors. Mr. Aiello qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC. The Board has adopted an Audit Committee Charter, which was filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for year ended December 31, 2019 (“2019 10-K”).

During the fiscal year ended December 31, 2019, the Audit Committee held four meetings, including meetings conducted by teleconference.

The purpose of the Audit Committee is to perform and to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the integrity of the Company’s financial statements; (iii) the appointment, retention and performance of the internal auditors, if applicable; (iv) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (vi) the evaluation of management’s process to assess and manage the Company’s enterprise risk issues.

Compensation Committee

The Company’s Compensation Committee is comprised of Stephen Aiello and Peter Rosenberg as of the date of this Proxy Statement. The Board has adopted a Compensation Committee Charter, which was filed as Exhibit 99.2 to the 2019 10-K.

During the fiscal year ended December 31, 2019, the Compensation Committee (established on November 12, 2019) held one meeting, including meetings conducted by teleconference.

The purpose of the Compensation Committee is to review, determine and approve all forms of compensation to be provided to the Company’s executive officers and any equity compensation to be provided to all employees, and monitor the performance of the Company’s executive officers.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee is comprised of Stephen Aiello and Peter Rosenberg as of the date of this Proxy Statement. The Board has adopted a Nominating and Corporate Governance Committee Charter, which was filed as Exhibit 99.3 to the 2019 10-K.

During the fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee (established on November 12, 2019) held one meeting, including meetings conducted by teleconference.

The purpose of the Nominating and Corporate Governance Committee is to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board of Directors regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors and review and evaluate incumbent directors; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) select or recommend to the Board of Directors for selection candidates to the Board of Directors to serve as nominees for director for the annual meeting of stockholders; and (vi) make other recommendations to the Board of Directors regarding affairs relating to the directors of the Company, including director compensation.

Director Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to activities of the Board of Directors and to enhance their knowledge of the Company’s industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for the Company, and who are expected to contribute to an effective Board of Directors.

The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board of Directors. In the case of incumbent directors, each year the Board of Directors informally reviews each director’s overall service to the Company during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Corporate Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board of Directors, the Nominating and Corporate Governance Committee may engage a professional search firm. To date, the Nominating and Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.

Shareholder Nominations

The Nominating and Corporate Governance Committee has the authority to consider nominations for directors made by the Company’s shareholders.

To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of the Company’s capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which was filed as Exhibit 14.1 to the 2019 10-K.

Insider Trading Policy

The Company has adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees other than Michael Salaman (see biographical information of Michael Salaman above regarding the Chapter 11 Bankruptcy protection filed by Skinny Nutritional Corp. in 2013) has:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Limitation of Directors Liability and Indemnification

The Colorado Business Corporations Act authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties.

Bylaws of the Company provide that the Company will indemnify its directors and officers who, by reason of the fact that he or she is one of the Company’s officers or directors, is involved in a legal proceeding of any nature.

The Company has purchased director and officer liability insurance to cover certain liabilities its directors and officers may incur in connection with their services to the Company.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Indemnification Agreements

The employment agreements the Company entered into with each of its current executive officers provides for indemnification to the fullest extent permitted by applicable law for the executive officers against all debts, judgments, costs, charges or expenses whatsoever incurred or sustained by an executive officer in connection with any action, suit or proceeding to which the executive officer may be made a party by reason of his being or having been an officer of the Company, or because of actions taken by the executive officer which were believed by the executive officer to be in the best interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms furnished to the Company, the Company noted that, during the fiscal year ended December 31, 2019, Gotham Green Partners LLC was late in filing a Form 3.

Report of Audit Committee

The Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2019.

Stephen Aiello (Chairman)

Sean Stiefel

Peter Rosenberg

EXECUTIVE OFFICERS

The following tables set forth information concerning the Company’s current executive officers:

Executive Officers

Name	Age	Position
Michael Salaman	57	President and Director
Darren Lampert	59	Chief Executive Officer and Director
Monty Lamirato	64	Chief Financial Officer and Secretary
Tony Sullivan	56	Chief Operating Office and Executive Vice President

Set forth below is biographical information with respect to Messrs. Lamirato and Sullivan.  Biographical information for Messrs. Salaman and Lampert is set forth under the caption “Proposal No. 1: Election of Directors.”

Monty Lamirato joined the Company as Chief Financial Officer and Secretary in May 2017. From March 2009 to just prior to joining the Company, Mr. Lamirato worked as an independent consultant providing chief financial officer and financial reporting consulting services to companies of various sizes in a variety of industries. In this capacity, he prepared and reviewed SEC filings and GAAP-compliant financial statements, provided technical accounting assistance, designed and developed inventory and logistics systems for inventory management, developed scalable accounting and reporting systems, internal accounting controls and annual budgets and evaluated short-term investment alternatives for idle cash. From March 2013 until November 2016, Mr. Lamirato served as Chief Financial Officer of Strategic Environmental & Energy Resources, Inc., a publicly traded holding company that provides a wide range of environmental, renewable fuels and industrial waste stream management services, where he was responsible for all SEC filings, prepared all GAAP and SEC compliant financial statements and developed financial and operating metrics and other key performance indicators for evaluation of business results by management. Mr. Lamirato has also served as Chief Financial Officer and Treasurer of ARC Group Worldwide, Inc. from June 2001 to March 2009, Vice President of Finance at GS2.net, LLC from November 2000 to May 2001, and also Vice President of Finance for PlanetOutdoors.com, Inc. from June 1999 to October 2000. He began his career as an audit staff member with Coopers & Lybrand in 1977, where he remained until he served as an Audit Manager and Audit Partner with Mitchell Finley and Company, P.C. from 1986 to 1993. Mr. Lamirato received a Bachelor of Science, cum laude, from Regis College in Denver and is a Certified Public Accountant.

Tony Sullivan has been our Chief Operating Office and Executive Vice President since November 2019. From 2017 to joining the Company, Mr. Sullivan served as Executive Vice President and Chief Operating Officer of Forman Mills, a $300 million Private Equity sponsored business. From 2015 to 2017, he was Senior Vice President Operations for Dollar Express, a $500 million carve-out of 330 Family Dollar stores in 36 states, Private Equity sponsored business. From 2006 to 2015, he was employed at Anna's Linens for 9+ years where he served in several operating roles, most recently as SVP, Chief Operating Officer. Previously Mr. Sullivan served for 20+ years at Foot Locker Inc. leading more than 2100 stores, 3 Divisions (Foot Locker, Kids Foot Locker and Foot Action) over $2.5 billion in sales as VP Store Operations. Mr. Sullivan is known and respected for his expertise in wide-range governance, hypergrowth, and macro-level strategic management methodologies, with an emphasis on identifying and addressing business infrastructure to position organizations for expansion and profitability. He has achieved outstanding success scaling businesses for rapid profits and market dominance in start-ups, private, PE-backed, and public companies with revenues up to $2.5+ billion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the three most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of the Record Date for services rendered in all capacities to us for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Based Awards ($)(2)	All Other Compensation ($)	Total ($)
Darren Lampert	2019	211,750	358,765	1,147,700	1,224,000	-	2,914,215
Chief Executive Officer	2018	192,500	105,000	58,000	-	-	355,500

Michael Salaman	2019	211,750	358,765	1,147,700	1,224,000	-	2,942,215
President	2018	192,500	105,000	58,000	-	-	355,500

Monty Lamirato (3)	2019	175,000	30,750	389,100	373,500	-	968,350
Chief Financial Officer and Secretary	2018	162,500	-	46,600	-	-	209,100

Tony Sullivan (4)	2019	45,000	-	726,300	498,000	-	1,269,300
Chief Operating Officer

Joe Prinzivalli (4)	2019	127,400	-	-	-	-	127,400
Chief Operating Officer	2018	110,000	-	23,300	-	-	133,300

(1)	The amounts in the Option Awards column reflect the aggregated grant date fair value of awards granted during 2019 and 2018 as computed in accordance with FASB ASC Topic 718.
(2)	The amounts in the Stock Based Awards column reflect the aggregated grant date fair value of awards granted during 2019 and 2018 as computed in accordance with FASB ASC Topic 718.
(3)	As of May 15, 2017, Monty Lamirato started to provide his services to the Company as Chief Financial Officer and Secretary.
(4)	Effective November 4, 2019 Mr. Tony Sullivan was appointed Chief Operating Officer and Executive Vice President and Mr. Joe Prinzivalli resigned as Chief Operating Officer.

Employment Agreements

On September 22, 2017, the Company entered into employment agreements with Darren Lampert, Chief Executive Officer, and Michael Salaman, President, who have each agreed to devote their full time and attention to the Company’s business and each receive compensation of $175,000 per annum, subject to a 10% increase each January 1 during the term of the agreements. In addition, commencing with the year ending December 31, 2017, each of Mr. Lampert and Mr. Salaman are entitled to receive a cash bonus payment equal to 0.5% multiplied by the difference between revenue in each fiscal year less $7,980,471, and is granted up to 300,000 options to purchase shares of Common Stock of the Company, of which 30,750 have been granted as of the date of their respective agreements.

On June 21, 2019, the Board of Directors approved the terms of new three-year employment agreements, effective January 1, 2020, with Darren Lampert, Chief Executive Officer, and Michael Salaman, President. On March 23, 2020, the Company entered into three-year executive employment agreements with each of Mr. Lampert and Mr. Salaman, respectively, pursuant to which the Company agreed to pay each of them a salary of $275,000 per annum, subject to a 10% increase each January 1 during the term of the agreements. In addition, commencing with the year ending December 31, 2020, each of Mr. Lampert and Mr. Salaman is eligible for a cash bonus payment equal to 0.5% multiplied by the difference between revenue in each fiscal year less $79,773,568. The Company also agreed to (i) issue each of them a total of 300,000 shares of common stock in three equal installments each year; and (ii) grant each of them 300,000 options to purchase shares of Common Stock of the Company with a three year vesting schedule with 100,000 options vested as of January 1, 2020, 100,000 options as of January 1, 2021 and 100,000 options as of January 1, 2022. In addition, Mr. Lampert and Mr. Salaman each received a one-time signing bonus of 100,000 shares of common stock as of January 1, 2020.

On May 15, 2017, the Company entered into a three-year executive employment agreement with Monty Lamirato as Chief Financial Officer and Secretary, pursuant to which the Company agreed to pay Mr. Lamirato a salary of $150,000 per annum for the first year, $162,500 for the second year and $175,000 for the third year. The Company also agreed to issue to Mr. Lamirato 25,000 shares of Common Stock and 50,000 stock options as of July 10, 2017, May 15, 2018 and May 15, 2019, respectively.

On November 5, 2019, the Company entered into a new three-year executive employment agreement, effective January 1, 2020, with Monty Lamirato as Chief Financial Officer and Secretary, pursuant to which the Company agreed to pay Mr. Lamirato a salary of $205,000 per annum for the first year, $225,000 for the second year and $250,000 for the third year. The Company also agreed to issue to Mr. Lamirato a total of 90,000 shares of Common Stock in three equal installments each year and grant a total of 150,000 stock options with 50,000 options vesting on January 1, 2020, January 1, 2021 and January 1, 2022.

On November 4, 2019, the Company entered into a three-year executive employment agreement with Tony Sullivan as Chief Operating Officer and Executive Vice President, pursuant to which the Company agreed to pay Mr. Sullivan a salary of $270,000 per annum, subject to a 10% increase each year on the anniversary date of this agreement. In addition, the Company agreed to pay Mr. Sullivan a bonus with respect to each fiscal year in an amount equal to a minimum of $75,000. The Company also agreed to issue to Mr. Sullivan a total of 120,000 shares of Common Stock in three equal installments each year and grant a total of 160,000 stock options with 160,000 vested on November 4, 2019, 60,000 on November 4, 2020 and 60,000 on November 4, 2021. Mr. Sullivan was also paid a relocation fee of up to $80,000.

Additionally, each member of Management may receive a year-end cash bonus and options as determined by the Compensation Committee and the Board of Directors.

Outstanding Equity Awards

The following table summarizes, for each of the named executive officers, the number of shares of Common Stock underlying outstanding stock options held as of the Record Date.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Darren Lampert	133,335	0	$1.76	September 22, 2022
Darren Lampert	16,667	8,333	$3.59	October 23, 2023
Darren Lampert	16,667	33,333	$2.96	March 25, 2024
Darren Lampert	0	300,000	$3.06	June 19, 2024
Michael Salaman	133,335	0	$1.76	September 22, 2022
Michael Salaman	16,667	8,333	$3.59	October 23, 2023
Michael Salaman	16,667	33,333	$2.96	March 25, 2024
Michael Salaman	0	300,000	$3.06	June 19, 2024
Monty Lamirato	0	150,000	$4.12	November 4, 2024
Tony Sullivan	160,000	120,000	$4.15	November 3, 2024

2014 Equity Compensation Plan

On March 6, 2014, the Board of the Company adopted an Equity Compensation Plan (the “2014 Plan”). The 2014 Plan was approved by the shareholders on March 6, 2014. As of the date hereof, there are a total of 2,113,834 options issued under the 2014 Plan (of which 1,718,334 options have been exercised and 395,500 remain outstanding), and 375,000 shares of Common Stock issued. There are a total of 11,166 shares of Common Stock available to be issued under the 2014 Plan.

2018 Equity Compensation Plan

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. As of the date hereof, there are a total of 1,661,500 options issued under the 2018 Plan, 7,500 of which have been exercised and 11,667 have been forfeited, and 69,7500 shares of Common Stock issued. There are a total of 780,417 shares of Common Stock available to be issued under the 2018 Plan.

On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000 (the “Amended 2018 Plan”). The Company is seeking the approval and ratification of the shareholders of the Amended 2018 Plan. See Proposal 3 below for a description of the Amended 2018 Plan.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our Common Stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Securities and Exchange Commission (the “SEC”). A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 38,130,408 shares of Common Stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the Record Date. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each individual listed below is c/o GrowGeneration Corp., 1000 West Mississippi Avenue, Denver, CO 80223.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Michael Salaman, President and Director	1,502,499	[1]	3.91%
Darren Lampert, Chief Executive Officer and Director	1,452,912	[2]	3.78%
Tony Sullivan, Chief Operating Office and Executive Vice President	200,000	[3]	*
Monty Lamirato, Chief Financial Officer and Secretary	153,987	[4]	*
Stephen Aiello, Director	494,143	[5]	1.29%
Peter Rosenberg, Director	141,725	[6]	*
Sean Stiefel, Director	1,422,438	[7]	3.68%
All Officers and Directors (7 Persons)	5,367,704		13.57%
Merida Capital Partners, L.P	4,992,438	[8]	12.66%
Gotham Green Fund 1, L.P.	5,029,755	[9]	12.97%

*	Less than 1%
[1]	Includes i) 1,219,164 shares of common stock; and ii) 283,335 vested stock options. Mr. Salaman also has 8,333 options exercisable commencing October 23, 2020, 16,667 options exercisable on March 26, 2021, 100,000 options exercisable on January 1, 2021 and 100,000 options exercisable on January 1, 2022.
[2]	Includes i) 1,222,919 shares of common stock; and ii) 283,335 vested stock options. Mr. Salaman also has 8,333 options exercisable commencing October 23, 2020, 16,667 options exercisable on March 26, 2021, 100,000 options exercisable on January 1, 2021 and 100,000 options exercisable on January 1, 2022.
[3]	Includes i) 40,000 shares of common stock; and ii) 160,000 vested options. Mr. Sullivan also has 60,000 options exercisable beginning November 3, 2020 and 60,000 options exercisable beginning November 3, 2021.
[4]	Includes i) 103,987 shares of common stock and ii) 50,000 vested stock options. Mr. Lamirato also has 50,000 options exercisable commencing January 1, 2021 and 50,000 options exercisable commencing January 1, 2022.
[5]	Includes i) 269,143 shares of common stock owned directly by Mr. Aiello; ii) 150,000 shares of common stock owned by Aiello Family Trust; iii) 75,000 vested stock options; Mr. Aiello also owns 8,333 options exercisable commencing October 23, 2020 and 16,667 options exercisable commencing March 26, 2021.
[6]	Includes i) 41,725 shares of common stock; and ii) 100,000 vested options. Mr. Rosenberg also has 8,333 options exercisable commencing October 23, 2020 and 16,667 options exercisable commencing March 26, 2021.
[7]	Includes (i) 100,000 vested stock options; (ii) 279,570 shares of common stock underlying warrants held by Navy Green Fund; (iii) 96,774 shares of common stock underlying warrants held by Navy Co-Invest; (iv) 193,548 shares of common stock held by Navy Capital Green Co-Invest Fund LP; and (v) 752,546 shares of common stock held by Navy Capital Green Fund LP. Mr. Stiefel is a founder and Chief Executive Officer of Navy Capital. Accordingly, Mr. Stiefel may be deemed to indirectly beneficially own the shares held by Navy Capital and its affiliated entities, and vice versa. Mr. Stiefel also has 8,333 options exercisable commencing October 23, 2020 and 16,667 options exercisable commencing March 26, 2021.
[8]	Includes (i) 2,338,029 shares of common stock held by Merida Capital Partners, LP; (ii) 872,957 shares of common stock held by Merida Capital Partners II LP; (iii) 483,871 shares of common stock held by Merida Capital Partners III LP; and (iv) 1,297,581 shares of common stock underlying warrants held by Merida and its affiliates.
[9]	Includes (i) 612,375 shares of common stock held by Gotham Green Fund 1, L.P.; (ii) 2,481,896 shares of common stock held by Gotham Green Fund 1 (Q), L.P.; (iii) 1,101,135 shares of common stock held by Gotham Green Fund II (Q), L.P.; (iv) 189,187 shares of common stock held by Gotham Green Fund II, L.P.; (v) 550,568 shares of common stock underlying warrants held by Gotham Green Fund II (Q), L.P.; and vi) 94,594 shares of common stock underlying warrants held by Gotham Green Fund II, L.P.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below during the last two fiscal years, there are no transactions or series of similar transactions to which the Company was a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of the Company’s directors, director nominees, executive officers or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

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PROPOSAL 2: APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

On March 27, 2020, the Audit Committee and the Board of Directors approved the dismissal of Connolly Grady & Cha as the Company’s independent registered public accounting firm, and approved the appointment of Plante & Moran as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2020.

Connolly Grady & Cha served as the Company’s independent registered public accounting firm for 2019 and 2018.  The following table shows the fees that were billed for the audit and other services provided by this firm for 2019 and 2018.

	2019	2018
Audit Fees	$155,000	$124,800
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$28,900
Total	$155,000	$153,700

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding the Company’s correspondence with the SEC and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

What vote is required to approve this proposal?

The Audit Committee and the Board of Directors have selected Plante & Moran to act as GrowGeneration’s independent registered public accounting firm for the 2020 fiscal year.  Although ratification is not required by GrowGeneration’s bylaws or otherwise, the Board of Directors is submitting the appointment of Plante & Moran to the stockholders for ratification as a matter of good corporate practice.  If the appointment is not ratified, the Board of Directors will re-evaluate its appointment, taking into consideration the stockholders’ vote.  However, the Board of Directors is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion.  Representatives of Plante & Moran are not expected to be present at the Annual Meeting.

Proxies will be voted “FOR” ratification of the appointment of Plante & Moran as GrowGeneration’s independent registered public accounting firm for the 2020 fiscal year absent contrary instructions.

The Board of Directors recommends that you vote “FOR” the approval and ratification of the appointment of Plante & Moran as GrowGeneration’s independent registered public accounting firm for the 2020 fiscal year.

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Proposal 3: Approval and Ratification of the amendment and restatement of the Company’s 2018 Equity Incentive Plan

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. As of the date hereof, there are a total of 1,661,500 options issued under the 2018 Plan, 7,500 of which have been exercised and 11,667 have been forfeited, and 69,7500 shares of Common Stock issued. There are a total of 780,417 shares of Common Stock available to be issued under the 2018 Plan.

On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000 (the “Amended 2018 Plan”).

The general purpose of the Amended 2018 Plan is to provide an incentive to the Company’s employees, directors, consultants and advisors by enabling them to share in the future growth of the Company’s business. The Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out its long range plans and securing its growth and financial success.

The Board believes that the Amended 2018 Plan will advance the Company’s interests by enhancing its ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to the Company’s success; (b) reward the Company’s employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account the Company’s long-term interests through ownership of its shares.

Description of the Amended and Restated 2018 Equity Incentive Plan

The following description of the principal terms of the Amended 2018 Plan is a summary and is qualified in its entirety by the full text of the Amended 2018 Plan, which is attached as Exhibit A hereto.

Administration. The Amended 2018 Plan will be administered by our Board. Our Board may grant options to purchase shares of our common stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our common stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Board also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the Amended 2018 Plan and amend or modify outstanding options, grants and awards. The Board may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the Amended 2018 Plan. No options, stock purchase rights or awards may be made under the Plan on or after the ten year anniversary of the adoption of the Amended 2018 Plan by our Board, but the Amended 2018 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the Amended 2018 Plan.

Eligibility. Persons eligible to receive options, stock appreciation rights or other awards under the Amended 2018 Plan are those employees, consultants, advisors and directors of our Company and our subsidiaries who, in the opinion of the Board, are in a position to contribute to our success.

Shares Subject to the Amended 2018 Plan. The aggregate number of shares of common stock available for issuance in connection with options and awards granted under the Amended 2018 Plan is 5,000,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. Incentive Stock Options may be granted under the Amended 2018 Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended 2018 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards, the number of shares of common stock as to which such option or award was forfeited, or which were withheld, will be available for future grants under the Amended 2018 Plan. No employee, consultant, advisor or director may receive options or stock appreciation rights relating to more than 1,000,000 shares of our common stock in the aggregate in any calendar year.

Terms and Conditions of Options. Options granted under the Amended 2018 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Board will determine the exercise price of options granted under the 204 Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our common stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value shall be determined in good faith by the Board based on the reasonable application of a reasonable valuation method.

No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of grant. Options granted under the 2018 Plan will be exercisable at such time or times as the Board prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Board may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or by certified bank check, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Board is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Board may permit the holder of an option, stock appreciation right or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Board will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Board may grant stock appreciation rights independent of or in connection with an option. The Board will determine the other terms applicable to stock appreciation rights. The exercise price per share of a stock appreciation right will be determined by the Board, but will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Board. The maximum term of any SAR granted under the Amended 2018 Plan is ten years from the date of grant. Generally, each SAR stock appreciation right will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

●	the number of shares of common stock covered by the stock appreciation right.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Board.

Restricted Stock and Restricted Stock Units. The Board may award restricted common stock and/or restricted stock units under the Amended 2018 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Board. The Board will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Board. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Board determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Board may award performance shares and/or performance units under the Amended 2018 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Board. The Board will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Effect of Certain Corporate Transactions. The Board may, at the time of the grant of an award, provide for the effect of a change in control (as defined in the Amended 2018 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Board. The Board may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Board deems necessary or appropriate.

Amendment, Termination. The Board may amend the terms of awards in any manner not inconsistent with the Amended 2018 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board may at any time amend, suspend, or terminate the Amended 2018 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the Amended 2018 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the Amended 2018 Plan or changes the persons or classes of persons eligible to receive awards.

Tax Withholding

As and when appropriate, the Company has the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Amended 2018 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the Amended 2018 Plan is discretionary, and the Company cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

The Board of Directors recommends that you vote “FOR” the approval and ratification of the amendment and restatement of the Company’s 2018 Equity Incentive Plan.

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OTHER BUSINESS

Other Matters that May Come Before the Annual Meeting

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Directors.  In the event that any other matter should be properly brought before the Annual Meeting or any nominee is not available for election, the persons named in the proxy that is submitted via the Internet or mail will have discretionary authority to vote all proxies unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board of Directors.

Annual Report

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2019 (“2019 10-K”) with the SEC on March 27, 2020. The 2019 10-K, together with the Notice of the 2020 Annual Meeting of Stockholders and, the Proxy Statement, are available on the Internet at www.proxyvote.com. Copies of the 2019 10-K will also be available to stockholders at the Annual Meeting.

The Company’s 2019 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at www.growgeneration.com/investor-relations.

ALL STOCKHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

Exhibit A

GROWGENERATION corp.

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

1.                   Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services for the Company, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.                   Definitions. As used herein, the following definitions will apply:

(a)                 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b)                “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)                 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)                “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)                 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)                  “Board” means the Board of Directors of the Company.

(g)                “Change in Control” means the occurrence of any of the following events:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company, which occurs on the date that a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)	A change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(h)                “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)                  “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)                  “Common Stock” means the common stock, $.001 par value per share, of the Company.

(k)                “Company” means GrowGeneration, Corp., a Colorado corporation, or any successor thereto.

(l)                  “Consultant” means any person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to the Company or a Subsidiary.

(m)               “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)                “Director” means a member of the Board.

(o)                “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)                “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)                  “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)            In the absence of an established market for the Common Stock, or if such Common Stock is not regularly quoted or does not have sufficient trades or bid prices which would accurately reflect the actual Fair Market Value of the Common Stock, the Fair Market Value will be determined in good faith by the Administrator upon the advice of a qualified valuation expert.

(t)                  “Fiscal Year” means the fiscal year of the Company.

(u)                “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)                “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)               “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)                “Option” means a stock option granted pursuant to Section 6 hereof.

(y)                “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                 “Participant” means the holder of an outstanding Award.

(aa)              “Performance Goals” will have the meaning set forth in Section 11 hereof.

 (bb)             “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc)              “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(dd)             “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(ee)              “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)               “Plan” means this Amended and Restated 2018 Equity Incentive Plan.

(gg)             “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(hh)             “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)                “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)                “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)             “Service Provider” means an Employee, Director, or Consultant.

(ll)                “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 hereof.

(mm)         “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn)             “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                   Stock Subject to the Plan.

(a)                 Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares and options that may be awarded and sold under the Plan is 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)                Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c)                 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)                Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $600,000.

4.                   Administration of the Plan.

(a)                 Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;
(ii)	to select the Service Providers to whom Awards may be granted hereunder;
(iii)	to determine the number of Shares to be covered by each Award granted hereunder;
(iv)	to approve forms of Award Agreements for use under the Plan;
(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(vi)	to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, (2) the transfer of outstanding Awards to a financial institution or other person or entity, or (3) the reduction of the exercise price of outstanding Awards;

(vii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(ix)	to modify or amend each Award (subject to Section 20(c) hereof), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;
(x)	to allow Participants to satisfy withholding tax obligations in a manner described in Section 16 hereof;
(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                 Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                   Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.                   Stock Options.

(a)                 Limitations.

(i)	Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)	The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b)                Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)                 Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) through cashless exercise by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)                Exercise of Option.

(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.                   Stock Appreciation Rights.

(a)                 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)                 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)                Stock Appreciation Rights Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to Stock Appreciation Rights.

(f)                  Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.                   Restricted Stock.

(a)                 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)                 Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                  Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)                  Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.                   Restricted Stock Units.

(a)                 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b)                Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)                 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)                Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)                 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)                  Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.                Performance Units and Performance Shares.

(a)                 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b)                Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                 Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)                Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                  Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)                Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.                Performance-Based Compensation Under Code Section 162(m).

(a)                 General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)                Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)                 Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)                Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12.                Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13.                Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.                Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.

15.                Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b)                Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                 Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the proceeding paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (the “Successor Corporation”) (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

16.                Tax Withholding.

(a)                 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.                No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.                Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.                Term of Plan. Subject to Section 23 hereof, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 hereof.

20.                Amendment and Termination of the Plan.

(a)                 Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)                Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                 Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.                Conditions Upon Issuance of Shares.

(a)                 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)                 Restrictive Legends. All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Corporation shall determine to be necessary or advisable to comply with applicable securities and other laws.

22.                Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.                Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, the Plan and all Awards granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23.       Notification of Election Under Section 83(b) of the Code. If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24.       Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25.       Choice of Law. The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Colorado, to the extent not preempted by federal law, and construed accordingly.

** Adopted by the Board as of February 7, 2020. **